Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-117613, 333-111985, 333-76570, 333-76080, 333-96047, 333-96045, 333-47422, 333-105737, and 333-105738), on Form S-4 (No. 333-132454) and on Form S-3 (No. 333-115148, 333-66088, 333-47532, 333-31394 and 333-32036) of Dynegy Inc. of our report dated March 14, 2006, except for the Restatement Note to the consolidated financial statements and the matter discussed in the penultimate paragraph of Management’s Report on Internal Control over Financial Reporting, as to which the date is May 1, 2006, relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A Amendment No. 1.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas

May 1, 2006